Exhibit 99.1

Johnson & Johnson Announces Updated Financials and 2023 Guidance Following Completion of the Kenvue Separation

•Company expects increased 2023 Reported Sales Growth of 7.0% - 8.0%, Operational Sales Growth of 7.5% - 8.5%, and Adjusted Operational Sales Growth of 6.2% - 7.2%; Figures exclude the COVID-19 Vaccine
•Company expects 2023 Adjusted Reported Earnings Per Share (EPS) of $10.00 - $10.10, reflecting increased growth of 12.5% at the mid-point and Adjusted Operational EPS of $9.90 - $10.00, reflecting increased growth of 11.5% at the mid-point
•Company reduced outstanding share count by approximately 191 million; 2023 guidance reflects only a partial-year benefit of approximately 73.5 million shares or $0.28 benefit to EPS
•Company secured $13.2 billion in cash proceeds from the Kenvue debt offering and initial public offering and maintains 9.5% of equity stake in Kenvue
•Company maintains its quarterly dividend of $1.19 per share

New Brunswick, N.J. (August 30, 2023) – Johnson & Johnson (NYSE: JNJ) (“the Company”) today announced updates to its financials and 2023 guidance which reflect its operations as a company focused on transformational innovation in Pharmaceutical and MedTech. The Company has published a recorded webinar for investors to provide additional context behind the updated financials and 2023 guidance found in this release, which may be accessed by visiting the Investors section of the Company's website at webcasts & presentations.

“The completion of this transaction uniquely positions Johnson & Johnson as a Pharmaceutical and MedTech company focused on delivering transformative healthcare solutions to patients,” said Joaquin Duato, Chairman of the Board and Chief Executive Officer. “We are incredibly proud of the focus and dedication of our employees worldwide to achieve this milestone, which we are confident will unlock near- and long-term value for all of our stakeholders.”

As previously announced, the Company recently completed an exchange offer to finalize the separation of Kenvue Inc., formerly Johnson & Johnson’s Consumer Health business. As a result of the completion of the exchange offer, Johnson & Johnson will now present its Consumer Health business financial results as discontinued operations, including a gain of approximately $20 billion in the third quarter of 2023.

Unless otherwise noted, the financial results and earnings guidance included below have been recast to reflect the continuing operations of Johnson & Johnson.

FINANCIAL RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items
Note: values may have been rounded

REGIONAL SALES RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: Values may have been rounded

UPDATED FULL-YEAR 2023 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.

($ in Billions, except EPS; Shares in Millions)	August 2023 (excl. Consumer Health)	July 2023 (incl. Consumer Health)[6]
Adjusted Operational Sales[1,2,5] Change vs. Prior Year / Mid-point	6.2% – 7.2% / 6.7%	6.0% – 7.0% / 6.5%
Operational Sales2,5 / Mid-point Change vs. Prior Year / Mid-point	$83.6B – $84.4B / $84.0B 7.5% – 8.5% / 8.0%	$99.3B – $100.3B / $99.8B 7.0% – 8.0% / 7.5%
Reported Sales3,5 / Mid-point Change vs. Prior Year / Mid-point	$83.2B – $84.0B / $83.6B 7.0% – 8.0% / 7.5%	$98.8B – $99.8B / $99.3B 6.5% – 7.5% / 7.0%

Adjusted Operational EPS (Diluted)2,4 / Mid-point Change vs. Prior Year / Mid-point	$9.90 – $10.00 / $9.95 11.0% – 12.0% / 11.5%	$10.60 – $10.70 / $10.65 4.5% – 5.5% / 5.0%
Adjusted EPS (Diluted)3,4 / Mid-point Change vs. Prior Year / Mid-point	$10.00 – $10.10 / $10.05 12.0% – 13.0% / 12.5%	$10.70 – $10.80 / $10.75 5.5% – 6.5% / 6.0%
Average Shares Outstanding (Diluted)	~2,557.2[8]	2,630.7[7]

1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: July 2023 = $1.09 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items
5 Excludes COVID-19 Vaccine
6 The July 2023 financial measures that were previously communicated reflect amounts before the separation of Kenvue and therefore include the Consumer Health results
7 Average shares outstanding (Diluted) as reported on Q2 2023 Form 10-Q
8 Full Year 2023 Projected Average Shares Outstanding (Diluted) only reflects impact from the Kenvue exchange offer
Note: percentages may have been rounded

Following completion of the Kenvue exchange offer, the Company has reduced its outstanding share count by the approximately 191 million shares of common stock accepted in the exchange offer.

The weighted average shares outstanding used in the calculation of the August 2023 Guidance for Adjusted Diluted EPS reflects the net reduction of approximately 73.5 million shares of Johnson & Johnson outstanding common stock as a result of the Kenvue exchange offer. Because this net reduction occurred on August 23, 2023, Johnson & Johnson will recognize only a partial-year benefit of $0.28 to its full-year 2023 Adjusted Diluted EPS.

The Company generated $13.2 billion in cash proceeds as result of the Kenvue debt offering and initial public offering. Additionally, Johnson & Johnson maintains a 9.5% stake in Kenvue common stock, which provides the Company the opportunity to monetize the retained stake in a tax efficient manner in the next year, subject to a current 90-day lockup agreement. Johnson & Johnson is under no obligation to do so if market conditions are not supportive.

The Company will maintain its quarterly dividend of $1.19 per share.

WEBINAR INFORMATION:
Johnson & Johnson has published a recorded webinar for investors to provide additional context behind the updated financials and 2023 guidance found in this release. This webinar, along with supplemental information, may be accessed by visiting the Investors section of the Company's website at webcasts & presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 135 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest, most diversified healthcare products company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:
* “Operational sales growth” excluding the impact of translational currency, “adjusted operational sales growth” excluding the net impact of acquisitions and divestitures and translational currency, as well as “adjusted net earnings”, “adjusted diluted earnings per share” and “adjusted operational diluted earnings per share” excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the release and the Investors section of the Company's website at webcasts & presentations.

Copies of the financial schedules accompanying this release are available on the Company’s website at webcasts & presentations. These schedules include supplementary sales data, a condensed consolidated statement of earnings, and reconciliations of non-GAAP financial measures.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, and market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans, including restructuring plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies; the Company’s ability to realize the anticipated benefits from the separation of the Company’s Consumer Health business; and the New Consumer Health Company’s ability to succeed as a standalone publicly traded company. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in Johnson & Johnson’s subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Press Contacts:	Investor Contacts:
Jake Sargent	Jessica Moore
media-relations@its.jnj.com	investor-relations@its.jnj.com